Exhibit 99

Contact:

Cara Tucker

Manager, Corporate Communications

608-284-5735

For Immediate Release

Exact Sciences announces appointment of John M. Krayacich as senior vice president, sales and marketing

MADISON, Wis., March 15, 2011 — Exact Sciences Corp. (Nasdaq: EXAS) today announced the appointment of John M. Krayacich as senior vice president, sales and marketing.  Mr. Krayacich brings more than 20 years of leadership experience in product strategy, marketing and management to his new position at Exact.

He was most recently president and chief executive officer of two startup biotechnology companies.  Both Ambrose Pharmaceuticals Inc. and Marinus Pharmaceuticals Inc. are focused on central nervous system disorders.  At both companies, Mr. Krayacich engaged in a broad range of functions, including strategic and marketing planning, new business development and financial management.

Prior to joining Marinus, Mr. Krayacich was vice president and therapeutic area head, neuroscience global project management at Novartis Pharmaceutical Corp.   While at Novartis, he ran drug development programs in 11 central nervous system disease areas.  He successfully increased the commercial viability of those products by incorporating reimbursement and other important commercial needs early in the development process.

Before joining Novartis, Mr. Krayacich was vice president and therapeutic group leader at, Pfizer Neurosciences, Neurology Group.  He led global product strategy and market development for the group and was a member of Pfizer’s worldwide marketing management team.  He played a critical role in preparing for the successful launch of Lyrica® in additional markets around the world. The drug became the second-largest product by revenue at Pfizer

Prior to joining Pfizer, Mr. Krayacich was a senior leader, first in Canada and then in the United States, for Parke-Davis’ blockbuster, Lipitor®.  While in Canada, he developed the launch strategy and plan for the introduction of the drug in Canada.  Mr. Krayacich led all strategies and programs associated with the launch, including co-leading the joint team with Pfizer, as well as marketing, sales and key opinion leader relationships.

In the United States, Mr. Krayacich was the global team leader for Lipitor®.  He co-chaired the Parke-Davis-Pfizer global atorvastatin team that managed the development of the global strategy and marketing programs for the product. He and his team laid the foundation that helped grow Lipitor into the best-selling pharmaceutical product in the world.

“Exact Sciences is very pleased to welcome John to the company,” said Kevin T. Conroy, the company’s president and chief executive officer.  “The breadth and depth of John’s strategic marketing experience will be instrumental to Exact’s efforts to launch, market and sell a very unique and powerful product, our Cologuard™ colon cancer screening test.  Exact is fortunate to have a veteran with John’s credentials join us in our mission to reduce colon cancer deaths through early, patient-friendly detection.”

“I am delighted to join Exact Sciences at this important time in its history,” Mr. Krayacich said.  “We have a very real opportunity to reduce both the incidence and mortality of colon cancer and to positively affect the outcomes of tens of thousands of patients. While colon cancer is the second most prevalent form of cancer, it is one of the most preventable.  There is a large unmet need for Exact’s screening test, which will help physicians identify patients with precancerous polyps and treat them early, before cancer develops.  I look forward to applying my experience to the commercialization of Exact’s colon cancer screening test.”

Mr. Krayacich earned bachelor’s, master’s and master’s of business administration degrees at The University of Western Ontario.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.  For more information, please visit the company’s website at www.exactsciences.com.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this news release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, anticipated results of our pivotal clinical trial, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.